SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2001

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (831) 431-1000

Inprise Corporation

(Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events.

                    Effective January 22, 2001, the corporation's name was changed from Inprise Corporation to Borland Software Corporation (the "Corporation"). The change in name was effected in accordance with the provisions of Section 253(b) of the Delaware General Corporation Law. Also, effective January 22, 2001, the Corporation's trading symbol on NASDAQ was changed from "INPR" to "BORL".

                    On January 26, 2001, the Corporation issued a press release announcing that its 2001 Annual Meeting of Stockholders has been scheduled to be held on May 31, 2001. A copy of the press release is attached as Exhibit 99.3. In 2000, the Corporation's Annual Meeting of Stockholders was held on July 25, 2000. In light of the foregoing and in accordance with Rules 14a-5(f) and 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Corporation will consider stockholder proposals submitted pursuant to Rule 14a-8 in connection with the Corporation's 2001 Annual Meeting to have been submitted a reasonable time before the Corporation begins to print and mail its proxy statement, and therefore timely, if they are received by the Corporation at its principal executive offices not later than February 12, 2001. In addition, in light of the foregoing and in accordance with Rules 14a-5(e)(2) and 14a-5(f) under the Exchange Act, in order for stockholder proposals submitted outside of Rule 14a-8 in connection with the Corporation's 2001 Annual Meeting to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporation at its principal executive offices not later than February 5, 2001.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Restated Certificate of Incorporation of Borland Software Corporation

99.2	Amended and Restated Bylaws of Borland Software Corporation

99.3	Press Release issued January 26, 2001 relating to 2001 Annual Meeting of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPRISE CORPORATION

By: /S/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: January 26, 2001